Exhibit 99.1

CONTACT:	Tim Mammen	David Calusdian
	Chief Financial Officer	Executive Vice President
	IPG Photonics Corporation	Sharon Merrill
	(508) 373-1100	(617) 542-5300

IPG PHOTONICS REPORTS PRELIMINARY FOURTH QUARTER 2014 FINANCIAL RESULTS
IN ADVANCE OF PHOTONICS WEST CONFERENCE

Expects to Report Record Revenues for 2014 on Approximate 25% Increase in Sales for Q4
Strength in Materials Processing Business Continues to Drive Results

OXFORD, Mass. - February 9, 2015 - IPG Photonics Corporation (NASDAQ: IPGP) today reported preliminary financial results for the fourth quarter ended December 31, 2014. For the fourth quarter, IPG expects to report revenues of approximately $207 million compared with the previously guided range of $190 million to $205 million, and earnings per diluted share in the range of $1.06 to $1.07, including a benefit of $0.03 from foreign exchange, compared with previous guidance of between $0.86 and $1.01 per diluted share. As IPG Photonics’ year-end audit is not complete, these preliminary results are subject to adjustments from the audit. The Company is issuing preliminary results in advance of the Photonics West Conference. This year Photonics West takes place later than it has previously and has caused IPG to move its Q4 earnings announcement to the week following the conference. The Q4 earnings announcement will take place on February 20, 2015.
Management Comments
“We expect to report another record year of revenues and earnings,” said Dr. Valentin Gapontsev, IPG Photonics' Chief Executive Officer. “Our approximately 25% year-over-year increase in fourth quarter revenues was primarily driven by the continued strong performance of materials processing and advanced applications. Geographically, we performed well in Asia, North America and Western Europe. In terms of products, growth was primarily driven by high power and medium power lasers and to a lesser extent QCW and pulsed lasers. We look forward to providing our full fourth-quarter results, an update on our strategic progress and guidance for the first quarter of 2015 on our regular fourth-quarter and year-end conference call on February 20.”
Conference Call
The Company will hold a conference call to review its financial results and business highlights as well as revenue and earnings per share guidance for the first quarter of 2015 on Friday, February 20, 2015 at 10:00 a.m. ET. The conference call will be webcast live and can be accessed on the “Investors” section of the Company's website at www.ipgphotonics.com. The conference call also can be accessed by dialing (877) 709-8155 or (201) 689-8881. Interested parties that are unable to listen to the live call may access an archived version of the webcast, which will be available for approximately one year on IPG's website.
About IPG Photonics Corporation
IPG Photonics Corporation is the world leader in high-power fiber lasers and amplifiers. Founded in 1990, IPG pioneered the development and commercialization of optical fiber-based lasers for use in diverse applications, primarily materials processing. Fiber lasers have revolutionized the industry by delivering superior performance, reliability and usability at a lower total cost of ownership compared with conventional lasers, allowing end users to increase productivity and decrease operating costs. IPG has its headquarters in Oxford, Massachusetts, and has additional plants and offices throughout the world. For more information, please visit www.ipgphotonics.com.
Safe Harbor Statement
Information and statements provided by the Company and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, the Company’s expectations for revenue and earnings per share for the fourth quarter of 2014. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that the Company serves, particularly the effect of downturns in the markets served; uncertainties and adverse changes in the general economic conditions of markets; the Company's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; foreign currency fluctuations; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; building and expanding field service and support operations; inability to manage risks associated with international customers and operations; and other risks identified in the Company's SEC filings. Readers are encouraged to refer to the risk factors described in the Company's Annual Report on Form 10-K (filed with the SEC on February 28, 2014) and its periodic reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.